UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

GETTY REALTY CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

292 Madison Avenue, 9th Floor, New York, New York	10017-6318
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 349-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 19, 2025, Getty Realty Corp. (the “Company”) entered into a Note Purchase and Guaranty Agreement (the “Note Purchase Agreement”) with various purchasers named therein (the “Purchasers”) in connection with a private placement of senior unsecured notes.

Pursuant to the Note Purchase Agreement, on or before January 22, 2026, the Company will sell to the Purchasers $250,000,000 of 5.76% Series U Guaranteed Senior Notes due January 22, 2036 (the “Series U Notes”).

The Note Purchase Agreement contains customary financial covenants such as maximum consolidated leverage ratio, minimum fixed charge coverage ratio, minimum unencumbered interest coverage ratio, maximum secured indebtedness, minimum consolidated tangible net worth and maximum unsecured leverage ratio, as well as limitations on restricted payments, which may limit the Company’s ability to incur additional debt or pay dividends. The Note Purchase Agreement also contains customary events of default, including default under the third amended and restated credit agreement dated January 23, 2025 between the Company and a group of banks led by Bank of America, N.A. (the “Third Restated Credit Agreement”) and failure to maintain REIT status. Any event of default, if not cured or waived, could result in the acceleration of the Company’s indebtedness under the Note Purchase Agreement and could also give rise to an event of default under, and result in the acceleration of the Company’s obligations under, the Second Restated Credit Agreement.

The Company will use the net proceeds from the issuance of the Series U Notes to repay borrowings under its unsecured revolving credit facility and for general corporate purposes, including to fund investment activity.

The foregoing descriptions of the Note Purchase Agreement does not purport to be complete and is subject to, and qualified in their entirety by reference to, the full text of such documents, copies of which will be filed as Exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 20, 2025, the Company issued a press release announcing its entry into the Note Purchase Agreement. The Company’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Getty Realty Corp. on November 20, 2025.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

The information contained in Item 2.02 and Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: December 3, 2025	By:	/s/ Brian R. Dickman
Brian R. Dickman
Executive Vice President
Chief Financial Officer and Treasurer